Exhibit 10.92

Amendment No. 3

To

Trademark License And Technical Assistance Agreement

Covering Men’s Products

This Amendment No. 3 is dated May 31, 2001 and amends the Trademark License and Technical Assistance Agreement for Men’s Collections dated January 15, 1998 by and between Latitude Licensing Corp. and I.C. Isaacs & Co., L.P. covering Men’s Products (the “Agreement”).  Two previous amendments in November 12, 1998 and June 21, 2000, have been entered into.  Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

For good and valuable consideration, the receipt of which Is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.             Paragraph 8.3 the Agreement is amended to read as follows:

“Licensee shall exercise every reasonable effort to promote and advertise the Products throughout the Territory and shall, prior to the end of each calendar year, submit to Licensor, in reasonable detail, proposed plans and budgets for the subsequent annual promotional campaign.  In addition to the Minimum Advertising Expense, Licensee shall participate in the production costs of photos and images for the advertising campaign to the extent of $35,000, twice per year, paid directly to the Licensor or the production agency as designated by the Licensor.  The first such payment shall apply to the Spring/Summer 2002 season.  These payments do not include any usage rights, which will be billed directly to Licensee by such production agency.  Licensor and Licensee shall cooperate closely in the creation and execution of advertising programs”.

2.             This Amendment is effective starting on the date stated above once it has been signed by both parties.

3.             Except for the terms amended by this Amendment, the Agreement as existing until the execution of this Amendment No. 3 shall continue in full force and effect.

LATITUDE LICENSING CORP.		I.C. ISAACS & COMPANY L.P.
By: I.C. Isaacs & Company, Inc., its General Partner

By:	/s/ Antoine Feidt	By:	/s/ Robert J. Arnot
Name:	Antoine Feidt	Name:	Robert J. Arnot
Title:		Title:	Chairman & CEO